Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Vanguard Natural Resources Announces
Results of Borrowing Base Redetermination

HOUSTON—May 29, 2009--Vanguard Natural Resources, LLC (NYSE: VNR) ("the Company") today reported that the borrowing base on its reserve-based credit facility has been set at $154 million in conjunction with its semi-annual redetermination as per the terms of the credit agreement. No other terms under the facility changed as a result of the redetermination.  The borrowing base was previously set at $175 million.

Mr. Richard Robert, Executive Vice President and CFO, added, “We are pleased to have this redetermination completed and appreciate the support of our bank group in getting this resolved in this difficult credit environment .  We now have clarity on the financial parameters we have to work within and can plan accordingly. As we stated on our first quarter earnings press release and conference call, we had anticipated a reduction in our borrowing base given the precipitous decline in commodity prices since our last semi-annual redetermination.  We intend to continue to manage our capital expenditures well within these revised parameters in order to maximize the productivity of our assets and preserve our distributable cash flow.   Currently, we have approximately $1.1 million of cash and $134 million outstanding on our reserve-based credit facility.”

Mr. Robert added, “Our hedging program consists of derivative contracts at commodity prices significantly higher than the current market which provides us more than enough cash flow to meet our anticipated capital expenditures, debt service requirements and meet distributions at current levels.  However, in the future, it is possible that we will be subject to additional decreases in our borrowing base availability.  In that event, if our outstanding borrowings under the reserve-based credit facility exceed 90% of the reduced borrowing base, we would be required to suspend distributions to our unitholders until such time as we have reduced our borrowings to below the 90% threshold.  As a result, it is our intention to utilize our excess cash flow, after payments of distributions, debt service and capital expenditures, to reduce our borrowings under our reserve-based credit facility.”

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin and South Texas. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC

Investor Relations

Richard Robert, EVP and CFO, 832-327-2258

DRG&E
Jack Lascar/Carol Coale, 713-529-6600